UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 10, 2003
(Date of Report)

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On December 10, 2003, Oshkosh B'Gosh, Inc. issued a press release providing an update on recent business developments including the financial impact on its business of an anticipated significant reduction in sales to a major customer. A copy of this press release is attached as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2003	By: /S/ David L. Omachinski
David L. Omachinski
Executive Vice President, Chief Operating and Financial Officer & Treasurer